Press Release	November 20, 2006

Exhibit 99.1

Investor Relations Contacts: Harry G. Mitchell, CFO 508-530-0311 hmitchell@sontra.com

FOR IMMEDIATE RELEASE

Sontra Medical Reports Third Quarter 2006 Results and Business Update

Franklin, MA – November 20, 2006 — Sontra Medical Corporation (NASDAQ: SONT) announced financial results today for the third quarter ended September 30, 2006. For the three months ended September 30, 2006, the net loss applicable to common stockholders was $1,389,882, or $.49 per common share, as compared to $1,510,797 or $.68 per common share, for the same period in 2005. For the nine months ended September 30, 2006, the net loss applicable to common stockholders was $4,229,286, or $1.60 per common share, as compared to $4,556,259 or $2.05 per common share, for the same period in 2005. As of September 30, 2006, the Company had a total of $1,677,256 in cash and short term investments.

On July 24, 2006, the Company’s Board of Directors approved a 1-for-10 reverse stock split. The reverse stock split was effective at 5:00 p.m. on August 10, 2006, and the Company’s common stock began trading on a split adjusted basis on August 11, 2006. All share and per share information presented herein have been retroactively restated to reflect the reverse stock split.

The Company expects that cash and short term investments of $1,677,256 at September 30, 2006 ($1,216,029 at November 20, 2006) will be sufficient to meet its cash requirements through December 2006. Currently, the Company is meeting with several potential private investors to raise capital to meet its working capital and its forecasted operating costs and expenses beyond December 31, 2006. The Company has engaged a financial consultant to provide introductions to potential investors. Over the past year, the Company has experienced a decline in investors interested in making an investment in the Company. If we do not raise additional capital by December 31, 2006 (as debt or equity), then we will run out of cash and will be unable to continue operations. We are continuing to pursue additional capital through several potential identified investors but have not received a commitment for financing at this time. If we do not raise additional capital, the Board of Directors of the Company may decide to initiate an orderly wind-down of business operations or to file for bankruptcy protection under the United States Bankruptcy Code. In the event that we wind-down our business or file for bankruptcy, there would likely be little or no proceeds available for our stockholders.

“While we have worked, and continue diligently working, to raise additional cash for the Company’s development and working capital needs, we have also remained focused on the development and on-going clinical evaluations of our

© 2002 - 2006 Sontra Medical Corporation. All rights reserved worldwide.          -1-

Press Release	November 20, 2006

Symphony Continuous Glucose Monitor (CTGM),” stated Thomas W. Davison, PhD, Sontra’s President and Chief Executive Officer. Dr. Davison added, “Clinical trials of our Symphony Continuous Transdermal Glucose Monitor (CTGM) are underway at a major Boston, Massachusetts Medical Center. The study has enrolled 30 patients and preliminary data analysis verified that the Symphony system is effective for continuous glucose monitoring in patients undergoing open heart surgery in the operating room and cardiac care unit. Recently, we expanded this clinical trial to enroll up to 65 cardiac surgery patients. Assuming we are successful in obtaining the necessary capital to continue the Company’s operations, we expect to initiate a multi-center clinical study in the first quarter of 2007 that will enroll critically ill patients in surgical and medical intensive care units.”

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation is a technology leader in transdermal science and is developing a non-invasive, continuous transdermal glucose monitor (“CTGM”) for principal use in the Intensive Care Market. Through its platform technology, the SonoPrep® Permeation System, combined with technical competencies in transdermal drug formulation, analysis, delivery systems and biosensors, the Company is creating a new paradigm in transdermal drug delivery and diagnosis. The CTGM and other company products are being developed for several billion dollar market opportunities, all utilizing skin permeation, chemistry and biosensor technology developed by the Company. In addition, the Company owns technology for transdermal delivery of large molecule drugs and vaccines.

# # #

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology, including a continuous transdermal glucose monitor for the hospital ICU market; the expected size of the market for the continuous transdermal glucose monitor for the hospital ICU market; the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, vaccine delivery, glucose monitoring and transdermal science; the availability of substantial additional funding to continue operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-KSB for the year ended December 31, 2005, our most recent quarterly reports on Form 10-QSB, and our current reports on Form 8-K. We do not undertake to update these forward-looking statements made by us.

# # #

© 2006 Sontra Medical Corporation. SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

10 Forge Parkway Franklin, MA 02038, USA Tel: 1+ 877-4-SONTRA (766878) Fax: 1+ 508-553-8760 www.sontra.com

© 2002 - 2006 Sontra Medical Corporation. All rights reserved worldwide.          -2-

Press Release	November 20, 2006

SONTRA MEDICAL CORPORATION

Consolidated Balance Sheets

	As of,
	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$677,256	$1,016,792
Short term investments	1,000,000	3,000,000
Accounts receivable	44	1,129
Inventory, net of reserve for obsolescence	48,410	31,250
Prepaid expenses and other current assets	61,455	65,468

Total current assets	1,787,165	4,114,639

Property and Equipment, at cost:
Computer equipment	248,175	241,324
Office and laboratory equipment	600,426	593,576
Furniture and fixtures	14,288	14,288
Manufacturing equipment	522,797	224,888
Leasehold improvements	177,768	177,768

	1,563,454	1,251,844
Less-Accumulated depreciation and amortization	(1,030,112)	(894,658)

Net property and equipment	533,342	357,186

Other Assets:
Restricted cash	19,949	29,248
Deposits and other assets	2,000	207,012

Total other assets	21,949	236,260

Total assets	$2,342,456	$4,708,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$153,781	$210,208
Deferred revenue	7,499	45,000
Current portion of note payable	57,982	53,653
Accrued expenses	368,799	416,936

Total current liabilities	588,061	725,797

Note Payable, net of current portion	104,999	149,043

Commitments
Stockholders’ Equity:
Series A Convertible Preferred Stock, $0.01 par value, authorized 7,000,000 shares, issued and outstanding 73,334 shares at September 30, 2006 and December 31, 2005 (preference in liquidation of $80,679)	80,679	76,291
Common stock, $0.01 par value, authorized 60,000,000 shares, issued and outstanding 2,976,295 shares at September 30, 2006 and 2,226,183 shares at December 31, 2005	29,763	22,262
Additional paid-in capital	34,883,548	32,858,548
Accumulated deficit	(33,344,594)	(29,123,856)

Total stockholders’ equity	1,649,396	3,833,245

Total liabilities and stockholders’ equity	$2,342,456	$4,708,085

(Reflects 1-for-10 reverse stock split effective August 11, 2006)

10 Forge Parkway Franklin, MA 02038, USA Tel: 1+ 877-4-SONTRA (766878) Fax: 1+ 508-553-8760 www.sontra.com

© 2002 - 2006 Sontra Medical Corporation. All rights reserved worldwide.          -3-

Press Release	November 20, 2006

Sontra Medical Corporation

Consolidated Statements of Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Product revenue	$10,679	$20,615	$37,619	$169,018
Licensing revenue	12,500	—	37,501	—

Total revenue	23,179	20,615	75,120	169,018
Operating Expenses:
Cost of product revenue	9,445	149,209	61,734	246,068
Research and development	803,754	998,026	2,489,996	2,943,821
Selling, general and administrative	622,518	427,564	1,843,535	1,681,341

Total operating expenses	1,435,717	1,574,799	4,395,265	4,871,230

Loss from operations	(1,412,538)	(1,554,184)	(4,320,145)	(4,702,212)

Other Income (Expense):
Interest income	28,604	50,670	109,687	163,151
Interest expense	(4,469)	(5,804)	(14,439)	(12,809)

Other income, net	24,135	44,866	95,248	150,342

Net loss	(1,388,403)	(1,509,318)	(4,224,897)	(4,551,870)
Accretion of dividend on Series A Convertible Preferred Stock	(1,479)	(1,479)	(4,389)	(4,389)

Net loss applicable to common shareholders	$(1,389,882)	$(1,510,797)	$(4,229,286)	$(4,556,259)

Net loss per common share, basic and diluted	$(0.49)	$(0.68)	$(1.60)	$(2.05)

Basic and diluted weighted average common shares outstanding	2,839,201	2,223,396	2,640,691	2,218,635

(Reflects 1-for-10 reverse stock split effective August 11, 2006)

10 Forge Parkway Franklin, MA 02038, USA Tel: 1+ 877-4-SONTRA (766878) Fax: 1+ 508-553-8760 www.sontra.com

© 2002 - 2006 Sontra Medical Corporation. All rights reserved worldwide.          -4-